UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2015

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-10932

Delaware	13-3487784
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

245 Park Avenue

35th Floor

New York, NY 10167

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 29, 2015, the Board of Directors of WisdomTree Investments, Inc. (the “Company”) approved a revised compensation program for the non-employee directors as follows:

NON-EMPLOYEE DIRECTOR COMPENSATION

ANNUAL RETAINER FOR SERVING AS	COMPENSATION AS OF 7/29/15	COMPENSATION EFFECTIVE AFTER 7/29/15
Board member	$65,000	$80,000
Committee Member
Audit	$10,000	$12,500
Compensation	$10,000	$15,000
Nominating	$5,000	$5,000
Committee Chairperson
Audit	$10,000	$10,000
Compensation	$10,000	$20,000
Nominating	—	—
Lead Director	$40,000	$60,000

In addition, beginning with the Company’s 2016 Annual Stockholders Meeting, the value of the annual restricted stock award to non-employee directors under the Company’s 2005 Performance Equity Plan in connection with their election to the Board of Directors will be increased from $80,000 to $100,000 (based on the closing price of the Company’s common stock on the date of grant). These restricted shares will vest on the first anniversary of the grant date, subject to certain exceptions. A director who is appointed to the Board of Directors outside of the Annual Meeting of Stockholders will receive a prorated amount of the annual award.

In connection with the approval of the revised program, the Board of Directors has committed to adopt stock ownership guidelines for directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree Investments, Inc.

Date: August 4, 2015

	By:	/s/ Peter M. Ziemba
Peter M. Ziemba
Executive Vice President-Business and Legal Affairs, Chief Legal Officer

3